                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                         FOR THE YEARS ENDED APRIL 30,
                                     RESTATED

Primary Earnings Per Share                                                1997           1996              1995
--------------------------                                                ----           ----              ----
Primary
   Net earnings (loss).........................................       $(4,049,000)    $ 9,138,000      $(4,038,000)
                                                                      -----------     -----------      -----------

Weighted average number of common shares outstanding...........        11,038,176      10,943,530       10,588,790
Add common share equivalents (determined using the treasury
 stock method) representing shares issuable upon exercise of
 stock options and warrants....................................         2,671,721       2,573,762          688,644
Shares held in escrow..........................................               ---         (88,572)         (51,668)
                                                                      -----------     -----------      -----------
Weighted average number of shares used in calculation of
 primary earnings per share....................................        13,709,897      13,428,720       11,225,766
                                                                      ===========     ===========      ===========

Primary earnings (loss) per common share.......................       $     (0.30)    $      0.68      $     (0.36)
                                                                      ===========     ===========      ===========

WHEN A LOSS OCCURS, COMMON SHARE EQUIVALENTS ARE EXCLUDED FROM
 THE CALCULATION OF EARNINGS PER SHARE BECAUSE THEY ARE
 ANTIDILUTIVE.
Primary--without common share equivalents
   Net earnings (loss).........................................       $(4,049,000)    $ 9,138,000      $(4,038,000)
                                                                      -----------     -----------      -----------

Weighted average number of common shares outstanding...........        11,038,176      10,943,530      $10,588,790
Shares held in escrow..........................................               ---         (88,572)         (51,668)
                                                                      -----------     -----------      -----------
Weighted average number of shares used in calculation of
 primary earnings per share without common share
equivalent.....................................................        11,038,176      10,854,958       10,537,122
                                                                      ===========     ===========      ===========

Primary earnings (loss) per common share without common share
 equivalents...................................................       $     (0.37)    $      0.84      $     (0.38)

                                                                      EXHIBIT 11

                Statement Re: Computation of per Share Earnings
                         For the Years ended April 30,
                                      RESTATED

FULLY DILUTED EARNINGS PER SHARE                                         1997             1996            1995
--------------------------------                                         ----             ----            ----
Fully diluted
 Net earnings (loss).........................................         $(4,049,000)    $ 9,138,000      $(4,038,000)
 Net interest expense related to convertible debt............              22,000          22,000           13,000
                                                                      -----------     -----------      -----------
Net earnings (loss) as adjusted................................       $(4,027,000)    $ 9,160,000      $(4,025,000)
                                                                      ===========     ===========      ===========

Weighted average number of commons shares outstanding..........        11,038,176      10,943,530      $10,588,790
Add common share equivalents (determined using the treasury
 stock method) representing shares issuable upon exercise of
 stock options, warrants, and convertible notes payable........         2,671,721       2,906,487        1,307,972
Assumed conversion of convertible debt.........................           111,111         111,111           64,816
Shares held in escrow..........................................               ---         (88,572)         (51,668)
                                                                      -----------     -----------      -----------
Weighted average number of shares used in calculation of fully
 diluted earnings per share....................................        13,821,008      13,872,556       11,909,910
                                                                      ===========     ===========      ===========

Primary earnings (loss) per common share.......................       $     (0.29)    $      0.66      $     (0.34)
                                                                      ===========     ===========      ===========

WHEN A LOSS OCCURS, COMMON SHARE EQUIVALENTS ARE EXCLUDED FROM
 THE CALCULATION OF EARNINGS PER SHARE BECAUSE THEY ARE
 ANTIDILUTIVE.
Fully diluted-without common share equivalents
 Net earnings (loss).........................................         $(4,049,000)    $ 9,138,000      $(4,038,000)
                                                                      -----------     -----------      -----------

Weighted average number of common shares outstanding...........        11,038,176      10,943,530       10,588,790
Shares held in escrow..........................................               ---         (88,572)         (51,668)
                                                                      -----------     -----------      -----------
Weighted average number of shares used in calculation of
 primary earnings per share without common share equivalents...        11,038,176      10,854,958       10,537,122
                                                                      ===========     ===========      ===========

Fully diluted earnings (loss) per common share without common
 share equivalents.............................................       $     (0.37)    $      0.84      $     (0.38)
                                                                      ===========     ===========      ===========